EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Jones Apparel Group, Inc.

Contacts:	Wesley R. Card, Chief Operating and Financial Officer Anita Britt, Executive Vice President Finance (215) 785-4000

JONES APPAREL GROUP, INC.
REPORTS REVENUES AND EARNINGS FOR THE FOURTH QUARTER AND FULL YEAR 2003
  Fourth Quarter Earnings Per Share of $0.33
  Retail Comparable Store Sales Increase 3.7% During Quarter
  Kasper Acquisition Successfully Closes - Integration Efforts on Plan
  Jones New York Signature Launches on Schedule
  Repurchases $16.6 Million in Common Stock
  Completes Convertible Note Redemption of $446.6 Million
  Affirms 2004 Earnings Per Share Guidance of $2.50 - $2.75
  Declares Regular Quarterly Cash Dividend of $0.08 Per Share

NEW YORK, NEW YORK - February 18, 2004 - Jones Apparel Group, Inc. (NYSE:JNY) today reported results for the fourth quarter and full year 2003. Revenues increased to $980.1 million for the fourth quarter ended December 31, 2003, from $964.5 million for the fourth quarter of 2002. Revenues for the full year 2003 increased to $4.375 billion from $4.341 billion for the full year 2002. Earnings per share were $0.33 for the fourth quarter of 2003 as compared to $0.39 for the fourth quarter of 2002. Earnings per share increased to $2.48 for the full year 2003, as compared to $2.36 for the full year 2002.

Peter Boneparth, Chief Executive Officer, stated, "We were very satisfied with our results during the quarter, particularly with the performance of our Retail segment, which generated a 3.7% comparable store sales increase and strong profitability. In addition, we successfully completed the previously announced Kasper acquisition during the quarter, which adds additional brand strength in key market segments to our portfolio."

Wesley Card, Chief Operating and Financial Officer, commented, "Our operating profit margin for the quarter was 8.1%, compared to 10.0% in the prior year. This decrease reflects the negative effects of exiting the Lauren by Ralph Lauren business (previously licensed from the Polo Ralph Lauren Corporation) of $33 million, thereby impacting the operating profit margin by 3 percentage points. It also includes the impact of the Kasper acquisition which, while adding approximately $22 million in net revenues, reduced operating income by $4.8 million primarily for non-cash purchase accounting adjustments for inventory and other acquired assets."

Mr. Card added, "Our inventory levels at December 31, 2003 were $590.6 million, compared to $529.6 million at December 31, 2002. On a comparable basis, excluding Kasper inventory added as a result of the acquisition of Kasper in December 2003, inventory at year-end totaled $537.6 million, a 1.5% increase over the year-earlier period. Our accounts receivable were down slightly versus the prior year. When excluding Kasper, accounts receivable were down $26.7 million, or 6.9%. We ended the quarter with $1 billion of funded debt and, net of $350 million cash on hand, our debt to book capitalization ratio was 20.8%. During the quarter, the Company repurchased 490,000 shares of Company common stock in the open market at an aggregate cost of $16.6 million, or $33.83 per share."

"Turning to our expectations for 2004, we remain comfortable with revenues in a range of $4.415 to $4.435 billion, and earnings per share in a range of $2.50 to $2.75 for the full year. This guidance incorporates the impact of redeeming our convertible debentures for $446.6 million, which occurred on February 2, 2004, and accretion resulting from the acquisition of Kasper", continued Mr. Card. "Operating margins are projected in a range of 12.6% to 13.6%. Including Kasper, we are raising our operating cash flow guidance to $450 million, exceeding 10% of net sales. Looking to the first quarter of 2004, given our exit from the Lauren business, we anticipate revenues being down mid single digits and, incorporating the non-cash purchase accounting effect related to Kasper and the non-cash write-off of financing fees and original bond discount attributable to the redemption of our convertible debentures, earnings per share are expected to be in a range of $0.55 - $0.60. In the second quarter we believe net revenues should increase mid single digits, resulting in an earnings per share range of $0.55 - $0.60."

- continued -

Mr. Boneparth concluded, "With several economic indicators trending in a positive direction, generally improved retailer performances, and a consumer shift toward more structured and career-oriented dressing, we enter 2004 optimistic about our future. We're also very encouraged about our new apparel launches led by Jones New York Signature, as well as Bandolino and the fall debut of A|Line. Our footwear and accessories businesses have many initiatives planned for 2004 harnessing the power of our brands and operational excellence. Integration efforts of Kasper are on schedule and the merchandising and design teams have completed a comprehensive re-launch of the well-known Anne Klein brand, which was reviewed with our key customers last week. While 2003 presented us with many challenges, we are proud of our performance and have remained disciplined in the execution of our multi-brand, multi-channel business model that emphasizes diversification and balance across all core competencies. The underlying infrastructure of our Company is very scalable and supported by a strong balance sheet along with an industry-leading operating cash flow. In closing, we reiterate that our 2004 earnings per share guidance is prior to further acquisitions or future financial transactions."

Additionally, the Company's Board of Directors has declared a regular quarterly cash dividend of $0.08 per share to all common stockholders of record as of March 1, 2004 for payment on March 12, 2004.

The Company will host a conference call with management to discuss these results and its outlook for 2004 at 8:30 a.m. eastern time today, which is accessible by dialing 412-858-4600 or through a web cast at www.jny.com.

Jones Apparel Group, Inc. (www.jny.com), a Fortune 500 Company, is a leading designer and marketer of branded apparel, footwear and accessories. The Company's nationally recognized brands include Jones New York, Polo Jeans Company licensed from Polo Ralph Lauren Corporation, Evan-Picone, Norton McNaughton, Gloria Vanderbilt, Erika, l.e.i., Energie, Nine West, Easy Spirit, Enzo Angiolini, Bandolino, Napier, Judith Jack, Kasper, Anne Klein, Albert Nipon and LeSuit. The Company also markets costume jewelry under the Tommy Hilfiger brand licensed from Tommy Hilfiger Corporation and the Givenchy brand licensed from Givenchy Corporation, and footwear and accessories under the ESPRIT brand licensed from Esprit Europe, B.V. Celebrating more than 30 years of service, the Company has built a reputation for excellence in product quality and value, and in operational execution.

Certain statements herein are "forward-looking statements'' made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements represent the Company's expectations or beliefs concerning future events that involve risks and uncertainties, including the strength of the economy and the overall level of consumer spending, the performance of the Company's products within the prevailing retail environment, and other factors which are set forth in the Company's 2002 Form 10-K and in all filings with the SEC made by the Company subsequent to the filing of the Form 10-K. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

# # #

JONES APPAREL GROUP, INC.
CONSOLIDATED OPERATING RESULTS

All amounts in millions except per share data

                                                             FOURTH QUARTER
                                                               (UNAUDITED)                         FULL YEAR
                                                  -----------------------------------  -----------------------------------
                                                        2003               2002              2003               2002
                                                  ----------------   ----------------  ----------------   ----------------
Net sales                                         $  966.5   98.6%   $  954.9   99.0%  $4,339.1   99.2%   $4,312.2   99.3%
Licensing income (net)                                13.6    1.4%        9.6    1.0%      36.2    0.8%       28.7    0.7%
                                                  --------  ------   --------  ------  --------  ------   --------  ------
Total revenues                                       980.1  100.0%      964.5  100.0%   4,375.3  100.0%    4,340.9  100.0%

Cost of goods sold                                   630.4   64.3%      602.6   62.5%   2,738.6   62.6%    2,657.0   61.2%
                                                  --------  ------   --------  ------  --------  ------   --------  ------
Gross profit                                         349.7   35.7%      361.9   37.5%   1,636.7   37.4%    1,683.9   38.8%
SG&A expenses                                        270.6   27.6%      265.6   27.5%   1,056.9   24.2%    1,061.4   24.5%
Executive compensation obligations                       -      -           -      -          -      -        31.9    0.7%
                                                  --------  ------   --------  ------  --------  ------   --------  ------
Income from operations                                79.1    8.1%       96.3   10.0%     579.8   13.3%      590.6   13.6%
Net interest expense and financing costs              13.2    1.3%       13.8    1.4%      55.3    1.3%       58.1    1.3%
Equity in earnings of unconsolidated affiliates        0.8    0.1%        0.3    0.0%       2.5    0.1%        1.0    0.0%
                                                  --------  ------   --------  ------  --------  ------   --------  ------
Income before taxes                                   66.7    6.8%       82.8    8.6%     527.0   12.0%      533.5   12.3%
Provision for income taxes                            24.9    2.5%       31.2    3.2%     198.4    4.5%      201.2    4.6%
                                                  --------  ------   --------  ------  --------  ------   --------  ------
Income before cumulative effect of change in
  accounting principle                                41.8    4.3%       51.6    5.3%     328.6    7.5%      332.3    7.7%
Cumulative effect of change in accounting
  for intangible assets, net of tax                      -      -           -      -          -      -        13.8    0.3%
                                                  --------  ------   --------  ------  --------  ------   --------  ------
Net income                                        $   41.8    4.3%   $   51.6    5.3%  $  328.6    7.5%   $  318.5    7.3%
                                                  ========  ======   ========  ======  ========  ======   ========  ======

Shares outstanding - diluted                         136.0              139.5             136.5              139.0
Earnings per share - diluted
  Income before cumulative effect of change in
    accounting principle                             $0.33              $0.39             $2.48              $2.46
  Cumulative effect of change in accounting
    for intangible assets, net of tax                    -                  -                 -              (0.10)
                                                  --------           --------          --------           --------
  Net income                                         $0.33              $0.39             $2.48              $2.36
                                                  ========           ========          ========           ========

Percentages may not add due to rounding.

JONES APPAREL GROUP, INC.
SEGMENT INFORMATION

all amounts in millions

                                        Wholesale  Wholesale    Wholesale
                                           Better   Moderate   Footwear &                 Other &
                                          Apparel    Apparel  Accessories    Retail  Eliminations  Consolidated
                                        -----------------------------------------------------------------------

For the fiscal quarter ended December 31, 2003 (Unaudited)
  Revenues from external customers         $301.1     $256.5       $205.3    $203.6         $13.6        $980.1
  Intersegment revenues                      19.4        0.8         14.1         -         (34.3)            -
                                        -----------------------------------------------------------------------
    Total revenues                          320.5      257.3        219.4     203.6         (20.7)        980.1
                                        -----------------------------------------------------------------------

  Segment income (loss)                      $3.0       $8.9        $32.7     $38.0         $(3.5)         79.1
                                        =========================================================
                                              0.9%       3.5%        14.9%     18.7%                        8.1%

  Net interest expense                                                                                    (13.2)
  Equity in earnings of unconsolidated affiliates                                                           0.8
                                                                                                        -------
    Income before provision for income taxes                                                              $66.7
                                                                                                        =======

For the fiscal quarter ended December 31, 2002 (Unaudited)
  Revenues from external customers         $310.5     $271.3       $182.2    $190.9          $9.6        $964.5
  Intersegment revenues                      17.9        1.7         15.6         -         (35.2)            -
                                        -----------------------------------------------------------------------
    Total revenues                          328.4      273.0        197.8     190.9         (25.6)        964.5
                                        -----------------------------------------------------------------------

  Segment income (loss)                     $41.5      $22.4        $24.6     $28.1        $(20.3)         96.3
                                        =========================================================
                                             12.6%       8.2%        12.4%     14.7%                       10.0%

  Net interest expense                                                                                    (13.8)
  Equity in earnings of unconsolidated affiliates                                                           0.3
                                                                                                        -------
    Income before provision for income taxes                                                              $82.8
                                                                                                        =======

For the year ended December 31, 2003
  Revenues from external customers       $1,475.0   $1,310.2       $868.3    $685.6         $36.2      $4,375.3
  Intersegment revenues                      88.7       12.3         62.6         -        (163.6)            -
                                        -----------------------------------------------------------------------
    Total revenues                        1,563.7    1,322.5        930.9     685.6        (127.4)      4,375.3
                                        -----------------------------------------------------------------------

  Segment income (loss)                    $212.8     $157.1       $157.9     $77.0        $(25.0)        579.8
                                        =========================================================
                                             13.6%      11.9%        17.0%     11.2%                       13.3%

  Net interest expense                                                                                    (55.3)
  Equity in earnings of unconsolidated affiliates                                                           2.5
                                                                                                        -------
    Income before provision for income taxes                                                             $527.0
                                                                                                        =======

For the year ended December 31, 2002
  Revenues from external customers       $1,636.4   $1,093.5       $882.3    $700.0         $28.7      $4,340.9
  Intersegment revenues                      93.8       11.3         74.1         -        (179.2)            -
                                        -----------------------------------------------------------------------
    Total revenues                        1,730.2    1,104.8        956.4     700.0        (150.5)      4,340.9
                                        -----------------------------------------------------------------------

  Segment income (loss)                    $343.5     $133.5       $124.3     $69.9        $(80.6)        590.6
                                        =========================================================
                                             19.9%      12.1%        13.0%     10.0%                       13.6%

  Net interest expense                                                                                    (58.1)
  Equity in earnings of unconsolidated affiliates                                                           1.0
                                                                                                        -------
    Income before provision for income taxes                                                             $533.5
                                                                                                        =======

JONES APPAREL GROUP, INC.
CONSOLIDATED BALANCE SHEETS

all amounts in millions

                                                       December 31,     December 31,
                                                              2003             2002
                                                     -------------    -------------
ASSETS
CURRENT:
  Cash and cash equivalents                                 $350.0           $283.3
  Accounts receivable, net of allowances
    of $37.3 and $38.6 for doubtful
    accounts, discounts, returns and
    co-op advertising                                        385.8            389.3
  Inventories                                                590.6            529.6
  Deferred taxes                                              80.6             80.8
  Other current assets                                        48.9             35.2
                                                        ----------       ----------
    TOTAL CURRENT ASSETS                                   1,455.9          1,318.2

Property, plant and equipment, at cost,
  less accumulated depreciation and
  amortization                                               268.4            249.3
Goodwill, less accumulated amortization                    1,646.9          1,541.2
Other intangibles, less accumulated amortization             767.5            677.3
Other assets                                                  49.0             66.6
                                                        ----------       ----------
                                                          $4,187.7         $3,852.6
                                                        ==========       ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current portion of long-term
    debt and capital lease obligations                      $180.8             $6.3
  Accounts payable                                           244.6            230.2
  Income taxes payable                                        14.7             26.0
  Accrued expenses and other current liabilities             188.9            164.8
                                                        ----------       ----------
    TOTAL CURRENT LIABILITIES                                629.0            427.3
                                                        ----------       ----------

NONCURRENT LIABILITIES:
  Long-term debt and obligation under capital leases         835.1            978.1
  Deferred taxes                                             130.1             98.6
  Other                                                       55.7             45.1
                                                        ----------       ----------
    TOTAL NONCURRENT LIABILITIES                           1,020.9          1,121.8
                                                        ----------       ----------
    TOTAL LIABILITIES                                      1,649.9          1,549.1
                                                        ----------       ----------

STOCKHOLDERS' EQUITY                                       2,537.8          2,303.5
                                                        ----------       ----------
                                                          $4,187.7         $3,852.6
                                                        ==========       ==========

JONES APPAREL GROUP, INC.
STATEMENTS OF CASH FLOWS

all amounts in millions

                                                                Year Ended
                                                       ----------------------------
                                                         December 31,   December 31,
                                                                2003           2002
                                                       -------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                  $328.6         $318.5
                                                          ----------     ----------
  Adjustments to reconcile net income to net
    cash provided by operating activities,
    net of acquisitions:
      Cumulative effect of change in accounting principle          -           13.8
      Amortization of original issue discount                   15.2           14.7
      Trademark impairment losses                                4.5           24.4
      Depreciation and other amortization                       84.3           74.1
      Provision for losses on accounts receivable               (0.6)           3.6
      Deferred taxes                                            47.1            2.6
      Gain on short sale of U.S. Treasury securities            (6.6)         (14.8)
      Other                                                     (2.2)           3.1
      Changes in operating assets and liabilities:
        Accounts receivable                                     61.2          117.2
        Inventories                                             (7.0)         122.9
        Prepaid expenses and other current assets              (10.8)          20.7
        Other assets                                            21.4           21.4
        Accounts payable                                       (17.5)          (1.6)
        Income taxes payable                                   (13.4)          37.4
        Accrued expenses and other liabilities                 (49.2)         (41.5)
                                                          ----------     ----------
        Total adjustments                                      126.4          398.0
                                                          ----------     ----------
  Net cash provided by operating activities                    455.0          716.5
                                                          ----------     ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisitions, net of cash acquired                          (198.2)        (332.7)
  Capital expenditures                                         (53.3)         (52.6)
  Payments relating to acquisitions                            (56.4)          (2.0)
  Net cash related to sale of U.S. Treasury securities          12.3            9.2
  Acquisition of intangibles                                    (6.0)          (2.9)
  Repayment of loans to officers                                   -            2.0
  Proceeds from sale of property, plant and equipment           26.9           10.4
  Other                                                          0.2           (0.1)
                                                          ----------     ----------
  Net cash used in investing activities                       (274.5)        (368.7)
                                                          ----------     ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings under various credit facilities                   -           (0.8)
  Repayment of long-term debt                                   (7.4)         (11.3)
  Refinancing of acquired debt                                     -         (126.9)
  Principal payments on capitalized leases                      (5.5)         (12.9)
  Purchases of treasury stock                                 (102.1)        (129.2)
  Proceeds from termination of interest rate swaps                 -           21.6
  Dividends paid                                               (20.2)             -
  Proceeds from exercise of employee stock options              20.5          118.4
                                                          ----------     ----------
  Net cash used in financing activities                       (114.7)        (141.1)
                                                          ----------     ----------

EFFECT OF EXCHANGE RATES ON CASH                                 0.9            0.1
                                                          ----------     ----------
NET INCREASE IN CASH AND CASH EQUIVALENTS                       66.7          206.8
CASH AND CASH EQUIVALENTS, beginning of period                 283.3           76.5
                                                          ----------     ----------
CASH AND CASH EQUIVALENTS, end of period                      $350.0         $283.3
                                                          ==========     ==========